UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2021

The Manitowoc Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Wisconsin	1-11978	39-0448110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11270 West Park Place, Suite 1000 Milwaukee, WI		53224
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (414) 760-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	MTW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01.Other Events.

On June 9, 2021, The Manitowoc Company, Inc. (the “Company”) issued a press release announcing that the Company experienced a cybersecurity incident, resulting in a systems outage.  A copy of the press release is filed as Exhibit 99 and is incorporated herein by reference.

In addition to the information set forth in the release, one should carefully consider the discussions on the risks and uncertainties that cyber security events, breaches and other disruptions in our information systems and interruptions at our manufacturing facilities may have on the Company, its business and financial results contained in Part I, Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February, 12, 2021.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.  The exhibits listed in the exhibit index below are being filed herewith.

EXHIBIT INDEX

Exhibit Number
99	The Manitowoc Company, Inc. press release dated June 9, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MANITOWOC COMPANY, INC.
(Registrant)

DATE: June 9, 2021	/s/ Thomas L. Doerr, Jr.
Thomas L. Doerr, Jr.
Executive Vice President, General Counsel and Secretary

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